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                                                                    EXHIBIT 4


                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   December 11, 1997

                                                 THE WILLIS GROUP, LLC


                                                 By: /S/ MARK WILLIS
                                                    --------------------------
                                                      Mark Willis, President



                                                     /S/ MICHAEL T. WILLIS
                                                    --------------------------
                                                      Michael T. Willis



                                                     /S/ MARK WILLIS
                                                    --------------------------
                                                      Mark Willis



                                                      /S/ JAMES T. HARRIS
                                                   --------------------------
                                                      James T. Harris